UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2014 (April 2, 2014)

American Realty Capital – Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-169355	27-3279039
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Prairie Towne Center

On April 2, 2014, American Realty Capital – Retail Centers of America, Inc. (the “Company”), through its sponsor, American Realty Capital IV, LLC, entered into a purchase and sale agreement relating to its potential acquisition of the Prairie Towne Center (the “Prairie Towne Center”), located in Schaumburg, Illinois. Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to the satisfactory completion of a due diligence review of the property, among other conditions. The purchase and sale agreement contains customary representations and warranties by the seller. The seller of the property is Prairie Towne LLC. The seller does not have a material relationship with the Company and the acquisition will not be an affiliated transaction.  Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated.

The Prairie Towne Center contains approximately 289,000 rentable square feet and is 95.3% leased to seven tenants. Two tenants, Kohl’s Corp. (NYSE: KSS) and Lowe’s Companies Inc. (NYSE: LOW), represent approximately 90.5% of the annualized rental income of the property and are rated by major credit rating agencies.

The lease to Kohl’s Corp. contains approximately 107,000 rentable square feet. The lease commenced in January 2003, has a 21-year term and expires in January 2024.  The lease contains no rental escalations during the original lease term. The lease contains ten renewal options of five years each.  The lease is net whereby the tenant is required pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.8 million.

The lease to Lowe’s Companies Inc. contains approximately 158,000 rentable square feet; however, the suite is currently vacant. The lease commenced in July 2005, has a 20-year term and expires in July 2025.  The lease contains two rental escalations of 10% in 2015 and 2020. The lease contains eight renewal options of five years each. The lease is net whereby the tenant is required pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $1.1 million.

The contract purchase price of Prairie Towne Center is approximately $25.5 million, exclusive of closing costs. The Company intends to fund 50% of the purchase price with proceeds from the Company’s ongoing initial public offering and the remainder with debt financing. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

Southway Shopping Center

On April 4, 2014, the Company, through its sponsor, American Realty Capital IV, LLC, entered into a purchase and sale agreement relating to its potential acquisition of the Southway Shopping Center (the “Southway Shopping Center”), located in Houston, Texas. Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to the satisfactory completion of a due diligence review of the property, among other conditions. The purchase and sale agreement contains customary representations and warranties by the seller. The seller of the property is FP Southway, LLC. The seller does not have a material relationship with the Company and the acquisition will not be an affiliated transaction.  Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated.

The Southway Shopping Center contains approximately 182,000 rentable square feet and is 100.0% leased to 23 tenants. Three tenants, Best Buy, Inc. (NYSE: BBY), Ross Stores, Inc. (NASDAQ: ROST) and The TJX Companies, Inc. (Marshall’s) (NYSE: TJX), represent approximately 48.4% of the annualized rental income of the property and are rated by major credit rating agencies.

The lease to The TJX Companies Inc. contains approximately 34,000 rentable square feet. The lease commenced in April 2006, has a 10-year term and expires in April 2016.  The lease contains no rental escalations during the original lease term. The lease contains four renewal options of five years each.  The lease is net whereby the tenant is required pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions.  The annualized rental income for the initial lease term is approximately $0.3 million.

The lease to Ross Stores, Inc. contains approximately 32,000 rentable square feet. The lease commenced in November 1992, has a 25-year term and expires in January 2019.  The lease contains no rental escalations during the original lease term. The lease contains three renewal options of five years each.  The lease is net whereby the tenant is required pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions.  The annualized rental income for the initial lease term is approximately $0.3 million.

The lease to Best Buy, Inc. contains approximately 30,000 rentable square feet. The lease commenced in October 2007, has a 10-year term and expires in January 2018.  The lease contains no rental escalations during the original lease term. The lease contains three renewal options of five years each.  The lease is net whereby the tenant is required pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions.  The annualized rental income for the initial lease term is approximately $0.5 million.

The contract purchase price of the Southway Shopping Center is approximately $29.2 million, exclusive of closing costs. The Company intends to fund 50% of the purchase price with proceeds from the Company’s ongoing initial public offering and the remainder with debt financing. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 3, 2014, the Company closed its acquisition of the fee-simple interest of The Streets of West Chester lifestyle center, located in West Chester Township, Ohio (“The Streets of West Chester”), at a contract purchase price of $40.5 million, exclusive of closing costs, which includes 37.9 acres of excess land. The Company acquired the property through an indirect wholly-owned subsidiary of its operating partnership. The sellers of The Streets of West Chester are Streets of West Chester-Phase II, LLC and RREEF America REIT II Corp. CCC (collectively, the “Sellers”). The Sellers do not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The Streets of West Chester contains 167,155 rentable square feet and is 94.5% leased to 13 tenants. Two tenants, a wholly-owned subsidiary of AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC”), which is rated by major credit rating agencies, and Barnes & Noble, Inc. (NYSE: BKS) (“Barnes & Noble”), represent approximately 65.3% of the annualized rental income of The Streets of West Chester.

The lease to AMC contains approximately 82,000 rentable square feet. The lease commenced in June 2003, has a 15-year term and expires in January 2019.  The lease contains no additional rental escalations. The lease contains five renewal options of five years each.  The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions.  The annualized rental income for the initial lease term is approximately $1.7 million.

The lease to Barnes & Noble contains approximately 25,000 rentable square feet. The lease commenced in October 2004, has a 12-year term and expires in January 2016.  The lease contains no rental escalations during the original lease term. The lease contains two renewal options of five years each.  The lease is gross whereby the landlord is responsible for maintaining the roof and structure of the building and all operating expenses, subject to certain conditions.  The annualized rental income for the initial lease term is approximately $0.3 million.

The Company funded the acquisition of The Streets of West Chester with proceeds from the sale of its common stock.

The foregoing description of the purchase and sale agreement is a summary and is qualified in its entirety by the terms of the purchase and sale agreement.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements, as applicable, relating to The Streets of West Chester described in Item 2.01, required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K is required to be filed, or by June 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: April 8, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors